UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  December 7, 2011

  MIPS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-24487 (Commission File Number)	77-0322161 (IRS Employer Identification No.)

955 East Arques Avenue
Sunnyvale, CA  94085
(Address of Principal Executive Offices, including zip code)

(408) 530-5000
(Registrant's telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as Amendment No. 1 to the Form 8-K previously filed by MIPS Technologies, Inc. (“MIPS” or the “Company”) on December 9, 2011, in order to update information disclosed under Item 5.07. Submission of Matters to a Vote of Security Holders regarding the results of voting at the Company’s 2011 Annual Meeting of Stockholders held on December 7, 2011. The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding how frequently it will conduct non-binding advisory votes on the compensation paid to its named executive officers.  No other changes are being made to the Form 8-K filed by MIPS on December 9, 2011.

Item 5.07.   Submission of Matters to a Vote of Security Holders

As previously reported, in a non-binding advisory vote at the Company’s 2011 Annual Meeting of Stockholders concerning the preferred frequency of the stockholder advisory votes on the compensation of MIPS’ named executive officers, 22,848,284 shares were voted for a frequency of once each year, 333,472 shares were voted for once every two years, 2,300,271 shares were voted for once every three years, 154,100 shares abstained from voting, and there were 18,534,796 broker non-votes. After considering the preference of stockholders for a frequency of once each year and other factors, the Company’s Board of Directors determined, at a meeting held on February 1, 2012, that the Company will hold a non-binding advisory vote on the compensation of its named executive officers on an annual basis, until the next required non-binding advisory vote on the frequency of such future non-binding advisory votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIPS TECHNOLOGIES, INC. (Registrant)

Date: February 7, 2012	By:	/s/ GAIL SHULMAN
Name: Gail Shulman
Title: Vice President, General Counsel & Secretary